UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 30, 2005

                                SENTO CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Utah                         000-06425                87-0284979
-------------------------------       -------------          -------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

              420 East South Temple, Suite 400
                    Salt Lake City, Utah                       84111
          ----------------------------------------          ----------
          (Address of principal executive offices)          (Zip Code)

                                 (801) 431-9202
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On September 30, 2005, the board of directors of Sento Corporation approved the acceleration of vesting of certain unvested stock options awarded to employees, executive officers and directors of Sento. There are 289,868 options affected by the acceleration, 163,438 of which are held by Sento's "Named Executive Officers," as that term is defined in Item 402(a)(2) of Regulation SB and 13,908 of which are held by Sento's nonemployee directors. The accelerated options have exercise prices ranging from $2.88 to $8.23 and have a weighted average exercise price of $4.56, all of which are in excess of the current trading price of Sento's common stock. On September 30, 2005, the closing price of Sento's common stock was $2.32 per share. The accelerated options, which were scheduled to vest between October 2005 and 2010, may now be exercised at any time after September 30, 2005. All other terms and conditions applicable to the options, including the exercise prices, remain unchanged.

         Sento's board of directors has also approved the early adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), effective October 1, 2005. In April 2003, Sento reset the exercise price of certain of its options in an effort to help retain and motivate employees and directors. As a result, those options have been considered "variably priced" under generally accepted accounting principles
(GAAP), and upward movements in Sento's stock price have had a negative effect on the net income attributable to common stockholders. The early adoption of SFAS 123(R) will eliminate this variable effect.

         As a result of the foregoing actions, Sento expects to avoid compensation expense of approximately $1.0 million over the period the options were scheduled to vest, net of income taxes, that would have otherwise been recognized under SFAS 123(R). The effect of the vesting of these options will be shown as a pro forma adjustment to reported net income in the notes to the financial statements included in Sento's Annual Report on Form 10-KSB for the fiscal year ending March 31, 2006.


                                EXPLANATORY NOTE

         The information in Items 2.02, 7.01 and 9.01 of this report, including the exhibit, is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.


            ITEM 2.02--RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On October 6, 2005, Sento Corporation issued a press release, a copy of which is attached as Exhibit 99.01.


                       ITEM 7.01--REGULATION FD DISCLOSURE

         On October 6, 2005, Sento Corporation issued a press release, a copy of which is attached as Exhibit 99.01.


                  ITEM 9.01--FINANCIAL STATEMENTS AND EXHIBITS

         The following is filed as an exhibit to this report:

   Exhibit
    Number            Title of Document                          Location
-------------- -----------------------------------------------------------------

     99        Miscellaneous
-------------- -----------------------------------------------------------------
    99.01      Public release dated October 6, 2005               Attached

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SENTO CORPORATION


Date: October 6, 2005                         By /s/ Anthony Sansone
                                                 -------------------------------
                                                 Anthony Sansone,
                                                 Chief Financial Officer

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